Exhibit 99.1
The Hillman Companies, Inc.
Mark Dolfato Resigns as a Director of the Company
CINCINNATI — July 18, 2007 — The Hillman Companies, Inc. (AMEX: HLM_P) today announced that Mark Dolfato has resigned from the Board of Directors effective as of July 18, 2007 in order to pursue other business opportunities. Mr. Dolfato has been a director of the Company since 2004 and was a member of the Compensation and Audit Committees.
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